(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5576

MKS Instruments Reports Q2 2009 Financial Results

Andover, Mass., July 22, 2009 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported first quarter 2009 financial results.

Sales were $79.2 million, up 3 percent from $76.7 million in the first quarter of 2009, and down 54 percent from $171.0 million in the second quarter of 2008.

Due to continued weak macroeconomic factors as well as the prolonged adverse change in the business climate and market conditions, the Company performed an interim impairment testing of goodwill and intangible assets during the quarter. As a result, the Company recorded non-cash, special charges of $205.0 million for goodwill and intangible assets. The Company also recorded a $3.5 million charge related to a facility consolidation. After these special charges, our GAAP net loss was $207.1 million, or ($4.20) per basic share, compared to a net loss of $16.5 million, or ($0.34) per basic share in the first quarter of 2009, and net income of $9.2 million, or $0.18 per diluted share in the second quarter of 2008.

The non-GAAP net loss, which excludes special charges, was $9.2 million, or ($0.19) per share, compared to a non-GAAP net loss of $11.0 million, or ($0.23) per share in the first quarter of 2009, and non-GAAP net earnings of $10.5 million, or $0.21 per share, in the second quarter of 2008.

Leo Berlinghieri, Chief Executive Officer and President, said, “After two relatively stable quarters, we are beginning to see signs of recovery in the SEMI and flat panel markets. Utilization at semiconductor fabricators improved and we saw higher sales to device manufacturers worldwide as they brought tools back on line.

“Timing of a meaningful recovery in the semiconductor market, as well as the global economic recovery, remains uncertain. However, considering our limited visibility, the diversity of our markets and current levels of activity, we estimate that third quarter sales may range from $77 to $92 million. At these volumes, the GAAP and non-GAAP net loss could range from ($0.18) to ($0.07) per basic share on 49.5 million shares outstanding.”

Management will discuss second quarter financial results on a conference call today at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-888-549-7880 for domestic callers and 480-629-9866 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through July 29, 2009, dial 303-590-3030, pass code 4114996#.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, electrostatic charge management, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009
Net sales	$79,155	$171,002	$76,719
Cost of sales	53,627	100,514	66,370

Gross profit	25,528	70,488	10,349
Research and development	12,285	20,694	15,463
Selling, general and administrative	25,909	34,905	28,222
Amortization of acquired intangible assets	1,011	1,984	1,653
Goodwill and asset impairment charges	208,497	—	—
Restructuring	68	—	5,620

Income (loss) from operations	(222,242)	12,905	(40,609)
Impairment of investments	—	(251)	—
Interest income, net	213	1,636	1,009

Income (loss) before income taxes	(222,029)	14,290	(39,600)
Provision (benefit) for income taxes	(14,895)	5,056	(23,101)

Net income (loss)	$(207,134)	$9,234	$(16,499)

Net income (loss) per share:
Basic	$(4.20)	$0.19	$(0.34)
Diluted	$(4.20)	$0.18	$(0.34)
Weighted average shares outstanding:
Basic	49,307	49,691	48,994
Diluted	49,307	50,866	48,994
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income (loss)	$(207,134)	$9,234	$(16,499)
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	1,011	1,984	1,653
Excess & obsolete inventory adjustment (Note 1)	—	—	12,900
Restructuring and related items (Note 2)	68	—	4,322
Goodwill and asset impairment charges (Note 3)	208,497	—	—
(Benefit) for income taxes (Note 4)	—	—	(6,370)
Proforma tax adjustments	(11,629)	(717)	(7,047)

Non-GAAP net earnings (loss) (Note 5)	$(9,187)	$10,501	$(11,041)

Non-GAAP net earnings (loss) per share (Note 5)	$(0.19)	$0.21	$(0.23)

Weighted average shares outstanding — diluted	49,307	50,866	48,994

Note 1: Cost of Sales for the three month period ended March 31, 2009 includes $12,900 of special charges for excess, obsolete and committed inventory purchases.

Note 2: The three month periods ended June 30, 2009 and March 31, 2009 include $68 and $5,620, respectively, of restructuring charges primarily for severance related costs. The three month period ended March 31, 2009 includes a credit offset of $1,298 for the reversal of previously expensed equity compensation charges of terminated employees.

Note 3: The three month period ended June 30, 2009 includes a $208,497 write-down for the impairment of goodwill, intangible assets and other long-lived assets.

Note 4: The three month period ended March 31, 2009 includes a benefit of $6,370 attributable to the reversal of FIN 48 reserve items as a result of a Federal audit close.

Note 5: The Non-GAAP net earnings (loss) and Non-GAAP net earnings (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30,
	2009	2008
Net sales	$155,874	$364,450
Cost of sales	119,997	212,055

Gross profit	35,877	152,395
Research and development	27,748	40,035
Selling, general and administrative	54,131	66,522
Amortization of acquired intangible assets	2,664	5,089
Goodwill and asset impairment charges	208,497	—
Restructuring	5,688	—

Income (loss) from operations	(262,851)	40,749
Impairment of investments	—	(1,412)
Interest income, net	1,222	3,812

Income (loss) before income taxes	(261,629)	43,149
Provision (benefit) for income taxes	(37,996)	13,533

Net income (loss)	$(223,633)	$29,616

Net income (loss) per share:
Basic	$(4.55)	$0.58
Diluted	$(4.55)	$0.57
Weighted average shares outstanding:
Basic	49,151	50,712
Diluted	49,151	51,718
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income (loss)	$(223,633)	$29,616
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	2,664	5,089
Excess & obsolete inventory adjustment (Note 1)	12,900	—
Restructuring and related items (Note 2)	4,390	—
Goodwill and asset impairment charges (Note 3)	208,497	—
Foreign exchange gain from legal entity restructuring (Note 4)	—	(2,669)
(Benefit) for income taxes (Note 5)	(6,370)	—
Proforma tax adjustments	(18,676)	(921)

Non-GAAP net earnings (loss) (Note 6)	$(20,228)	$31,115

Non-GAAP net earnings (loss) per share (Note 6)	$(0.41)	$0.60

Weighted average shares outstanding — diluted	49,151	51,718

Note 1: Cost of Sales for the six month period ended June 30, 2009 includes $12,900 of special charges for excess, obsolete and committed inventory purchases.

Note 2: The six month period ended June 30, 2009 includes $5,688 restructuring charges primarily for severance related costs offset by a credit of $1,298 for the reversal of previously expensed equity compensation charges of terminated employees.

Note 3: The six month period ended June 30, 2009 includes a $208,497 write-down for the impairment of goodwill, intangible assets and other long-lived assets.

Note 4: Selling, general and administrative expenses for the six month period ended June 30, 2008 includes a foreign exchange gain of $2,669 related to the Company’s legal entity restructuring of certain foreign operations.

Note 5: The six month period ended June 30, 2009 includes a benefit of $6,370 attributable to the reversal of FIN 48 reserve items as a result of a Federal audit close.

Note 6: The Non-GAAP net earnings (loss) and Non-GAAP net earnings (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2009	December 31, 2008
ASSETS
Cash and short-term investments	$258,541	$278,869
Trade accounts receivable	55,738	85,350
Inventories	121,641	131,519
Other current assets	66,504	32,990

Total current assets	502,424	528,728
Property, plant and equipment, net	72,733	82,017
Goodwill	144,511	337,765
Other acquired intangible assets	6,706	21,069
Other assets	16,547	15,360

Total assets	$742,921	$984,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9,403	$18,678
Accounts payable	21,133	19,320
Accrued expenses and other liabilities	29,906	37,937

Total current liabilities	60,442	75,935
Long-term debt	177	396
Other long-term liabilities	18,020	21,910
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	640,246	637,938
Retained earnings	17,795	241,428
Other stockholders’ equity	6,128	7,219

Total stockholders’ equity	664,282	886,698

Total liabilities and stockholders’ equity	$742,921	$984,939